                                                                   EXHIBIT 10.2d

                             AMENDMENT NO. 3 TO THE

                 RETIREMENT INCOME PLAN FOR SELECTIVE INSURANCE

                               COMPANY OF AMERICA

      Selective Insurance Company of America (the "Company") hereby adopts the following amendment to the Retirement Income Plan For Selective Insurance Company of America (the "Plan") effective January 1, 1997:

      1. Article III of the Plan is amended by adding the following as new
Section 3.4 and renumbering existing Sections 3.4 through Section 3.9 accordingly:

      "3.4 Reemployment. For purposes of eligibility, the Plan shall take into account all of an Employee's years of service with the Company or an Affiliate. An Employee who has satisfied the eligibility conditions of
      Section 3.2, but who terminates employment prior to becoming a Member, shall become a Member in the Plan immediately upon his reemployment. Any other Employee whose employment terminates and who is subsequently reemployed shall become a Member in accordance with the provisions of
      Section 3.2. A Member who incurs a Severance from Service and is then reemployed shall reenter the Plan immediately upon his date of reemployment."

      2 The Plan is hereby amended by adding the following as new Section 3.5(b)(3)(E) and renumbering existing Section 3.5(b)(3)(E) accordingly:

      "(E) Notwithstanding anything in this Section 3.5(b)(3) to the contrary, if a Member received an involuntary cash-out under Section 5.4 of the Plan, his prior Benefit Service shall not be reinstated upon his reemployment by the Company or an Affiliate."

      3. Section 4.1(b) of the Plan is hereby amended by adding the following to the end thereof:

      "Notwithstanding anything in the Plan to the contrary, a Member's Normal Retirement Benefit may not be decreased by reason of any increase in the benefit level payable under title II of the Social Security Act or any increase in the wage base under such title II, if such increase takes place after the earlier of (i) the date on which such benefits commence; or (ii) the date the Member terminated from employment if the Member has not commenced benefits."

      4. Section 5.4 of the Plan is hereby amended by inserting the phrase "who has terminated from employment" after the phrase "Member" in the first sentence thereof.

      5. Section 9.4 of the Plan is hereby amended by adding a new Section 9.4(c) as follow:

      "If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Member's non-forfeitable percentage or if the plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Member with at least 3 years of service with the employer may elect, within a reasonable period after the adoption of the amendment or change, to have the non-forfeitable percentage computed under the plan without regard to such amendment or change."


                                        ____________________________________
                                        Selective Insurance Company of America